                                                                  EXECUTION COPY

                                                                     Exhibit 4.5


                  ==========================================


                                   INDENTURE

                          Dated as of January 19, 2001

                                    Between

                               TRITON PCS, INC.,

                          THE GUARANTORS PARTY HERETO,

                                      and

                         THE BANK OF NEW YORK, Trustee

                                 _____________


                               Up to $400,000,000
                   9-3/8% Senior Subordinated Notes due 2011




                  ==========================================

                             CROSS-REFERENCE TABLE


                                                        Indenture
Trust Indenture Act Section                             Section
---------------------------                             -------

(S) 310(a)(1).........................................  7.10
          (a)(2)......................................  7.10
          (a)(3)......................................  N.A.
          (a)(4)......................................  N.A.
          (a)(5)......................................  7.10
          (b).........................................  7.08; 7.10; 13.02
          (c).........................................  N.A.
(S) 311(a)............................................  7.11
          (b).........................................  7.11
          (c).........................................  N.A.
(S) 312(a)............................................  2.05
          (b).........................................  13.03
          (c).........................................  13.03
(S) 313(a)............................................  7.06
          (b)(1)......................................  N.A.
          (b)(2)......................................  7.06
          (c).........................................  7.06; 13.02
          (d).........................................  7.06
(S) 314(a)............................................  4.11; 4.12; 13.02
          (b).........................................  N.A.
          (c)(1)......................................  13.04
          (c)(2)......................................  13.04
          (c)(3)......................................  N.A.
          (d).........................................  N.A.
          (e).........................................  13.05
          (f).........................................  N.A.
(S) 315(a)............................................  7.01
          (b).........................................  7.05; 13.02
          (c).........................................  7.01(a)
          (d).........................................  7.01(c)
          (e).........................................  6.11
(S) 316(a)(last sentence).............................  2.09
          (a)(1)(A)...................................  6.05
          (a)(1)(B)...................................  6.04
          (a)(2)......................................  N.A.
          (b).........................................  6.07
          (c).........................................  10.04
(S) 317(a)(1).........................................  6.08
          (a)(2)......................................  6.09
          (b).........................................  2.04
(S) 318(a)............................................  13.01

--------------------------

N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.


                               TABLE OF CONTENTS
                               -----------------
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            ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

 SECTION 1.01.  Definitions...............................................    1
 SECTION 1.02.  Other Definitions.........................................   15
 SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.........   16
 SECTION 1.04.  Rules of Construction.....................................   16

                          ARTICLE TWO THE SECURITIES

 SECTION 2.01.  Form and Dating...........................................   17
 SECTION 2.02.  Execution and Authentication..............................   18
 SECTION 2.03.  Registrar and Paying Agent................................   19
 SECTION 2.04.  Paying Agent To Hold Money in Trust.......................   19
 SECTION 2.05.  Securityholder Lists......................................   19
 SECTION 2.06.  Transfer and Exchange.....................................   19
 SECTION 2.07.  Replacement Securities....................................   26
 SECTION 2.08.  Outstanding Securities....................................   27
 SECTION 2.09.  Treasury Securities.......................................   27
 SECTION 2.10.  Temporary Securities......................................   27
 SECTION 2.11.  Cancellation..............................................   27
 SECTION 2.12.  Defaulted Interest........................................   27
 SECTION 2.13.  CUSIP or ISIN Number......................................   28
 SECTION 2.14.  Payments of Interest......................................   28

                           ARTICLE THREE REDEMPTION

 SECTION 3.01.  Notices to Trustee........................................   28
 SECTION 3.02.  Selection of Securities To Be Redeemed....................   29
 SECTION 3.03.  Notice of Redemption......................................   29
 SECTION 3.04.  Effect of Notice of Redemption............................   30
 SECTION 3.05.  Deposit of Redemption Price...............................   30
 SECTION 3.06.  Securities Redeemed in Part...............................   30

                            ARTICLE FOUR COVENANTS

 SECTION 4.01.  Payment of Securities.....................................   30
 SECTION 4.02.  Maintenance of Office or Agency...........................   30
 SECTION 4.03.  Limitation on Transactions with Affiliates................   31
 SECTION 4.04.  Limitation on Incurrence of Indebtedness..................   32
 SECTION 4.05.  Limitation on Certain Asset Dispositions..................   34
 SECTION 4.06.  Limitation on Restricted Payments.........................   35
 SECTION 4.07.  Corporate Existence.......................................   37
 SECTION 4.08.  Payment of Taxes and Other Claims.........................   38

                                      -i-
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 SECTION 4.09.  Notice of Defaults.......................................................................   38
 SECTION 4.10.  Maintenance of Properties................................................................   38
 SECTION 4.11.  Compliance Certificate...................................................................   38
 SECTION 4.12.  Provision of Financial Information.......................................................   38
 SECTION 4.13.  Waiver of Stay, Extension or Usury Laws..................................................   39
 SECTION 4.14.  Change of Control........................................................................   39
 SECTION 4.15.  Limitation on Layered Debt...............................................................   39
 SECTION 4.16.  Limitation on Restrictions Affecting Restricted Subsidiaries.............................   40
 SECTION 4.17.  Limitation on Liens......................................................................   40
 SECTION 4.18.  Subsidiary Guarantees....................................................................   41
 SECTION 4.19   Limitation on Activities of the Company and the Restricted Subsidiaries..................   42
 SECTION 4.20   Limitation on Designations of Unrestricted Subsidiaries..................................   42

                                   ARTICLE FIVE MERGERS; SUCCESSOR CORPORATION

 SECTION 5.01.  Restriction on Mergers, Consolidations and Certain Sales of Assets.......................   43
 SECTION 5.02.  Successor Corporation Substituted........................................................   43

                                          ARTICLE SIX DEFAULT AND REMEDIES

 SECTION 6.01.  Events of Default........................................................................   44
 SECTION 6.02.  Acceleration.............................................................................   45
 SECTION 6.03.  Other Remedies...........................................................................   45
 SECTION 6.04.  Waiver of Past Default...................................................................   46
 SECTION 6.05.  Control by Majority......................................................................   46
 SECTION 6.06.  Limitation on Suits......................................................................   46
 SECTION 6.07.  Rights of Holders to Receive Payment.....................................................   47
 SECTION 6.08.  Collection Suit by Trustee...............................................................   47
 SECTION 6.09.  Trustee May File Proofs of Claim.........................................................   47
 SECTION 6.10.  Priorities...............................................................................   48
 SECTION 6.11.  Undertaking for Costs....................................................................   48

                                                ARTICLE SEVEN TRUSTEE

 SECTION 7.01.  Duties of Trustee........................................................................   48
 SECTION 7.02.  Rights of Trustee........................................................................   49
 SECTION 7.03.  Individual Rights of Trustee.............................................................   50
 SECTION 7.04.  Trustee's Disclaimer.....................................................................   50
 SECTION 7.05.  Notice of Defaults.......................................................................   51
 SECTION 7.06.  Reports by Trustee to Holders............................................................   51
 SECTION 7.07.  Compensation and Indemnity...............................................................   51
 SECTION 7.08.  Replacement of Trustee...................................................................   52
 SECTION 7.09.  Successor Trustee by Merger, etc.........................................................   53
 SECTION 7.10.  Eligibility; Disqualification............................................................   53
 SECTION 7.11.  Preferential Collection of Claims Against Company........................................   53

                                     -ii-
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                                  ARTICLE EIGHT SUBORDINATION OF SECURITIES

 SECTION 8.01.  Securities Subordinated to Senior Debt........................................................    53
 SECTION 8.02.  No Payment on Securities in Certain Circumstances.............................................    54
 SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc................................................    54
 SECTION 8.04.  Subrogation...................................................................................    55
 SECTION 8.05.  Obligations of Company Unconditional..........................................................    56
 SECTION 8.06.  Notice to Trustee.............................................................................    56
 SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating Agent................................    57
 SECTION 8.08.  Trustee's Relation to Senior Debt.............................................................    57
 SECTION 8.09.  Subordination Rights Not Impaired by Acts or Omissions of the
                    Company or Holders of Senior Debt.........................................................    57
 SECTION 8.10.  Securityholders Authorize Trustee To Effectuate Subordination of
                    Securities................................................................................    57
 SECTION 8.11.  This Article Not to Prevent Events of Default.................................................    58
 SECTION 8.12.  Trustee's Compensation Not Prejudiced.........................................................    58
 SECTION 8.13.  No Waiver of Subordination Provisions.........................................................    58
 SECTION 8.14.  Subordination Provisions Not Applicable to Money Held in Trust
                    for Securityholders; Payments May Be Paid Prior to Dissolution............................    58

                                         ARTICLE NINE DISCHARGE OF INDENTURE

 SECTION 9.01.  Termination of Company's Obligations..........................................................    59
 SECTION 9.02.  Application of Trust Money....................................................................    60
 SECTION 9.03.  Repayment to Company..........................................................................    60
 SECTION 9.04.  Reinstatement.................................................................................    60

                                  ARTICLE TEN AMENDMENTS, SUPPLEMENTS AND WAIVERS

 SECTION 10.01. Without Consent of Holders....................................................................    61
 SECTION 10.02. With Consent of Holders.......................................................................    62
 SECTION 10.03. Compliance with Trust Indenture Act...........................................................    63
 SECTION 10.04. Revocation and Effect of Consents.............................................................    63
 SECTION 10.05. Notation on or Exchange of Securities.........................................................    64
 SECTION 10.06. Trustee To Sign Amendments, etc...............................................................    64

                                                ARTICLE ELEVEN GUARANTEE

 SECTION 11.01. Unconditional Guarantee.......................................................................    64
 SECTION 11.02. Severability..................................................................................    65
 SECTION 11.03. Release of a Guarantor........................................................................    65
 SECTION 11.04. Limitation of Guarantor's Liability...........................................................    65
 SECTION 11.05. Contribution..................................................................................    65
 SECTION 11.06. Execution of Guarantee........................................................................    66
 SECTION 11.07. Subordination of Subrogation and Other Rights.................................................    66


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                                   ARTICLE TWELVE SUBORDINATION OF GUARANTEE

 SECTION 12.01.  Guarantee Obligations Subordinated  to Senior Debt of Guarantor................................   66
 SECTION 12.02.  No Payment on Guarantees in Certain Circumstances..............................................   67
 SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.................................................   68
 SECTION 12.04.  Subrogation....................................................................................   68
 SECTION 12.05.  Obligations of Guarantors Unconditional........................................................   69
 SECTION 12.06.  Notice to Trustee..............................................................................   69
 SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.................................   70
 SECTION 12.08.  Trustee's Relation to Senior Debt of Guarantors................................................   70
 SECTION 12.09.  Subordination Rights Not Impaired by Acts or Omissions of the
                    Guarantors or Holders of Senior Debt of Guarantors..........................................   70
 SECTION 12.10.  Securityholders Authorize Trustee to Effectuate  Subordination
                    of Guarantee................................................................................   71
 SECTION 12.11.  This Article Not to Prevent Events of Default..................................................   71
 SECTION 12.12.  Trustee's Compensation Not Prejudiced..........................................................   71
 SECTION 12.13.  No Waiver of Guarantee Subordination Provisions................................................   71
 SECTION 12.14.  Payments May Be Paid Prior to Dissolution......................................................   71

                                          ARTICLE THIRTEEN MISCELLANEOUS

 SECTION 13.01.  Trust Indenture Act Controls...................................................................   72
 SECTION 13.02.  Notices........................................................................................   72
 SECTION 13.03.  Communications by Holders with Other Holders...................................................   73
 SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.............................................   73
 SECTION 13.05.  Statements Required in Certificate or Opinion..................................................   74
 SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar......................................................   74
 SECTION 13.07.  Governing Law..................................................................................   74
 SECTION 13.08.  No Recourse Against Others.....................................................................   74
 SECTION 13.09.  Successors.....................................................................................   74
 SECTION 13.10.  Counterpart Originals..........................................................................   74
 SECTION 13.11.  Severability...................................................................................   75
 SECTION 13.12.  No Adverse Interpretation of Other Agreements..................................................   75
 SECTION 13.13.  Legal Holidays.................................................................................   75

EXHIBIT A - Form of Security                                                                                      A-1
EXHIBIT B - Form of Certificate of Transfer                                                                       B-1
EXHIBIT C - Form of Certificate of Exchange                                                                       C-1

--------------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of January 19, 2001, among TRITON PCS, INC., a Delaware corporation (the "Company"), the Guarantors party hereto and THE BANK
                           -------
OF NEW YORK, as trustee (the "Trustee").
                              -------

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9-3/8% Senior Subordinated Notes due 2011:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

          "Acquired Indebtedness" means, with respect to any Person,
           ---------------------
Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

          "Additional Interest" shall have the meaning set forth in the
           -------------------
Registration Rights Agreement.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control"
                                                                      -------
when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
 -----------       ----------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Annualized Pro Forma Consolidated Operating Cash Flow" means
           -----------------------------------------------------
Consolidated Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period. In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

          "Applicable Procedures" means with respect to any transfer or exchange
           ---------------------
of interests in a Global Security, the rules and procedures of DTC, Euroclear and Clearstream Banking, S.A. ("Clearstream") that apply to such transfer or exchange.

          "Asset Acquisition" means (i) any purchase or other acquisition (by
           -----------------
means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of Equity Interests of any person by the Company or any Restricted Subsidiary, in either case, pursuant to which such person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the property or assets of any person which constitute all or substantially all of an operating unit or line of business of such person.

          "Asset Disposition" means any sale, transfer or other disposition
           -----------------
(including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), (ii) any FCC license for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock or otherwise) or (iii) property or assets of the Company or any Subsidiary of the Company; provided,
                                                                    --------
however, that an Asset Disposition shall not include (a) any sale, transfer or
-------
other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary or by the Company to any Restricted Subsidiary, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $5.0 million, (d) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article Five or (e) any disposition that constitutes a Change of Control.

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

          "Bankruptcy Code" means Title 11, United States Code.
           ---------------

          "Board" of any person means the board of directors, management
           -----
committee or other governing body of such person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligations" of any Person means the obligations to pay
           -------------------------
rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options participations or other equivalents of or interests in (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited of such Person.

          "Cash Equivalents" means (i) direct obligations of, or obligations the
           ----------------
principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service;
(iii) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500.0 million; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) of this definition and entered into with a financial institution satisfying the criteria described in clause (iii) of this definition; and (v) money market funds substantially all of whose assets comprise securities of the type described in clauses (i) through (iii) of this definition.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or Permitted Holders or a person or group controlled by a Permitted Holder or Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all such securities that such person has the right to acquire within one year, upon the happening of an event or otherwise) directly or indirectly, of (A) securities of Triton PCS Holdings, Inc. representing 50% or more of the combined voting power of Triton PCS Holdings, Inc.'s then outstanding Voting Stock, or (B) securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding Voting Stock; (ii) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the Board of Triton PCS Holdings, Inc. or the Company: individuals who, on the Issue Date, constitute the Board and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Triton PCS Holdings, Inc. or the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or (iii) the shareholders of Triton PCS Holdings, Inc. or of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture). For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          "Common Stock" of any Person means Capital Stock of such Person that
           ------------
does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Consolidated Cash Flow" of any Person means for any period the
           ----------------------
Consolidated Net Income of such Person for such period (x) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period, plus (iv) any other non-cash charges of such Person and its Restricted Subsidiaries for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period and (y) decreased (to the extent Consolidated Net Income for such period has been increased thereby) by any non-cash gains from Asset Dispositions.

          "Consolidated Income Tax Expense" of any Person means for any period
           -------------------------------
the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any Person means for any period,
           -----------------------------
without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (i) any amortization of debt discount, (ii) the net costs under interest rate agreements, (iii) all capitalized interest, (iv) the interest portion of any deferred payment obligation and (v) all amortization of any premiums, fees and expenses payable in connection with the Incurrence of any Indebtedness, plus (b) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of any Person means for any period the
           -----------------------
consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or
--------  -------
loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period,
(d) gains or losses (other than for purposes of calculating Consolidated Net Income under Section 4.06(a)(3)) on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all extraordinary gains (but not, other than for purposes of calculating Consolidated Net Income under Section 4.06(a)(3), losses) determined in accordance with GAAP and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Credit Agreement" means the credit facility dated February 3, 1998,
           ----------------
among the Company, certain domestic subsidiaries of the Company, the agent and certain banks referred to therein, as such agreement is amended and restated through the Issue Date and from time to time thereafter.

          "Default" means any event that is, or after notice or lapse of time or
           -------
both would become, an Event of Default.

          "Designated Senior Debt" means (i) so long as any Indebtedness under
           ----------------------
one or more Senior Credit Facilities is outstanding or any lender has any commitment to extend credit to the Company thereunder, the Senior Debt incurred under any such Senior Credit Facility and (ii) so long as outstanding, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as Designated Senior Debt by the Board of the Company at the time of initial issuance in a resolution delivered to the Trustee.

          "Designation" has the meaning set forth in Section 4.20.
           -----------

          "Designation Amount" has the meaning set forth in Section 4.20.
           ------------------

          "Disinterested Director" means a member of the Board who does not have
           ----------------------
any material direct or indirect financial interest in or with respect to the transaction being considered.

          "Disqualified Stock" of any Person means any Capital Stock of such
           ------------------
Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes.

          "DTC" means The Depository Trust Company or its successors.
           ---

          "Equipment Subsidiary" means Triton PCS Equipment Company, L.L.C., a
           --------------------
Delaware limited liability company.

          "Equity Offering" means any public or private sale of Qualified Stock
           ---------------
made on a primary basis by the Company, Triton PCS Holdings, Inc. or a special purpose corporation, including through the issuance or sale of Qualified Stock to one or more Strategic Equity Investors; provided that the proceeds from such
                                           --------
issuance or sale of any Qualified Stock sold by Triton PCS Holdings, Inc. or the special purpose corporation, as the case may be, will be required, prior to any redemption of Notes prior to February 1, 2004, to be contributed as equity in exchange for Qualified Stock to, or be used to purchase Qualified Stock in, the Company.

          "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels
           ---------
Office) as operator of the Euroclear System.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the Commission thereunder.

          "Exchange Registration Statement" has the meaning set forth in the
           -------------------------------
Registration Rights Agreement.

          "Exchange Securities" means the 9-3/8% Senior Subordinated Notes due
           -------------------
2011 to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement, or, with respect to the Initial Global Securities issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

          "Excluded Cash Proceeds" means the first $122.0 million of net cash
           ----------------------
proceeds received by the Company prior to the Issue Date from capital contributions in respect of Qualified Stock of the Company or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company.

          "Fair Market Value" means, with respect to any asset or property, the
           -----------------
price that could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith.

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied, as in effect from time to time in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

          "Guarantee" means the guarantee of the Notes by each Guarantor under
           ---------
this Indenture.

          "Guarantor" means (i) each Restricted Subsidiary that, on the Issue
           ---------
Date, is a direct or indirect obligor under, or in respect, of one or more of the Senior Credit Facilities and (ii) each Restricted Subsidiary that pursuant to the terms of this Indenture executes a supplement to this Indenture as a Guarantor, in each case, until such Restricted Subsidiary is released from its Guarantee.

          "Holder" or "Securityholder" means the Person in whose name a Security
           ------      --------------
is registered on the Registrar's books.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings
                     ----------    --------       ---------
correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

          "Indebtedness" means (without duplication), with respect to any
           ------------
Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company and any Restricted Subsidiary, and any Preferred Stock of a Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (ii) the principal amount thereof, in the case of any Indebtedness other than Indebtedness issued with original issue discount, and
(iii) the greater of the maximum repurchase or redemption price or liquidation preference thereof, in the case of any Disqualified Stock or Preferred Stock.

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time in accordance with its terms.

          "Initial Cash Equity Investors" means each of CB Capital Investors,
           -----------------------------
J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital (USA), Inc.

          "Initial Global Securities" means the Regulation S Global Security and
           -------------------------
the 144A Global Security, each of which is issued on the Issue Date and contains a Securities Act Legend.

          "Initial Securities" means the 9-3/8% Senior Subordinated Notes due
           ------------------
2011 issued under this Indenture on the Issue Date, including the Initial Global Securities.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.

          "interest" means, with respect to the Notes, the sum of any cash
           --------
interest and any Additional Interest on the Notes.

          "Interest Payment Date" has the meaning given to such term in the
           ---------------------
Securities.

          "Investment" by any Person means any direct or indirect loan, advance,
           ----------
guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

          "Issue Date" means January 19, 2001, the original issue date of the
           ----------
Securities initially issued hereunder.

          "License Subsidiary" means Triton PCS License Company, L.L.C., a
           ------------------
Delaware limited liability company.

          "Lien" means, with respect to any property or assets, any mortgage or
           ----
deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Material Subsidiary" means, at any date of determination, (a) any
           -------------------
Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clause (h) or (i) of Section 6.01 has occurred, would constitute a Material Subsidiary under clause (a) of this definition.

          "Net Available Proceeds" from any Asset Disposition by any Person
           ----------------------
means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of Section 4.05) and
(v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Net Investment" means the excess of (i) the aggregate amount of all
           --------------
Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted Subsidiary on or after April 29, 1998 (in the case of an Investment made other than in cash, the amount shall be the Fair Market Value of such Investment as determined in good faith by the Board of the Company or such Restricted Subsidiary) over (ii) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that
                                                        --------  -------
such payments or distributions shall not be (and have not been) included in
Section 4.06(a)(3)(iii); provided, further, that with respect to all Investments
                         --------  -------
made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (ii) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

          "Notes" or "Securities" means, collectively, the Initial Securities,
           -----      ----------
the Private Exchange Securities, if any, the Subsequent Securities, if any, and the Unrestricted Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms of this Indenture.

          "Offer to Purchase" means a written offer (the "Offer") sent by the
           -----------------                              -----
Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the aggregate principal amount of the Notes at the purchase price specified in such Offer (as determined pursuant to this Indenture).
Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

             (i) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

             (ii)   the Expiration Date and the Purchase Date;

             (iii) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");
                     ---------------

             (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");
                                       --------------

             (v) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

             (vi) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

             (vii) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

             (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

             (ix) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

             (x) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Securities the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

             (xi) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

             (xii) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate, signed by two Officers
           ---------------------
(at least one of whom shall be the Chief Financial Officer of the Company) or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, complying with Sections 13.04 and 13.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Participant" means any Person who has an account with DTC.
           -----------

          "Permitted Asset Swap" means any exchange of assets by the Company or
           --------------------
a Restricted Subsidiary of the Company where the Company and/or its Restricted Subsidiaries receive consideration at least 75% of which consists of (a) cash,
(b) assets that are used or useful in a Permitted Business or (c) any combination thereof.

          "Permitted Business" means (i) the delivery or distribution of
           ------------------
telecommunications, voice, data or video services, (ii) any business or activity reasonably related or ancillary thereto, including, without limita-tion, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (i) of this definition or
(iii) any other business or activity in which the Company and the Restricted Subsidiaries are expressly contemplated to be engaged in pursuant to the provisions of the certificate of incorporation and by-laws of the Company as in effect on the Issue Date.

          "Permitted Holder" means (i) each of AT&T Corporation, AT&T Wireless
           ----------------
Services, Inc., AT&T Wireless PCS, LLC, Chase Capital Partners, J.P. Morgan Investment Corporation, Desai Capital Management Incorporated and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing and (ii) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) controlled by one or more persons identified in clause (i) of this definition.

          "Permitted Investments" means (i) Investments in Cash Equivalents;
           ---------------------
(ii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary; (iii) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (iv) any Investment in any Person; provided, however, that after giving effect to any such Investment such Person
--------  -------
is or becomes a Restricted Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (v) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and
                             --------  -------
prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (vi) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (vii) any interest rate agreements with an unaffiliated Person otherwise permitted by clause (v) or (vi) under Section 4.04; (viii) Investments received as consideration for an Asset Disposition in compliance with Section 4.05; (ix) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million in the aggregate at any one time outstanding; (xi) any Investment acquired by the Company or any of its Restricted Subsidiaries as a result of a foreclosure by the Company or any of its Restricted Subsidiaries or in connection with the settlement of any outstanding Indebtedness or trade payable; (xii) loans and advances to officers, directors and employees for business-related travel expense, moving expenses and other similar expenses, each incurred in the ordinary course of business; and (xiii) other Investments (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $7.5 million at any one time outstanding.

          "Person" means any individual, corporation, limited or general
           ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan
           -------------------
(including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

          "Preferred Stock" as applied to the Capital Stock of any Person, means
           ---------------
Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "principal" of any Security means principal of, and premium, if any,
           ---------
with respect to, such Security.

          "Private Exchange Securities" has the meaning set forth in the
           ---------------------------
Registration Rights Agreement.

          "Public Sale" means any underwritten public offering, made on a
           -----------
primary basis pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

          "Purchase Date" has the meaning set forth in the definition of "Offer
           -------------
to Purchase."

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified under Rule 144A under the Securities Act.

          "Qualified Stock" means any Capital Stock of the Company, Triton PCS
           ---------------
Holdings, Inc. or a Special Purpose Corporation other than Disqualified Stock.

          "Real Property Subsidiary" means Triton PCS Property Company, L.L.C.,
           ------------------------
a Delaware limited liability company.

          "Refinance" means refinance, renew, extend, replace or refund; and
           ---------
"Refinancing" and "Refinanced" have correlative meanings.
------------       ----------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated the date hereof among the Company, the Guarantors, Chase Securities Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Credit Lyonnais Securities (USA) Inc., Scotia Capital Markets (USA) Inc., SunTrust Equitable Securities Corporation, TD Securities (USA) Inc. and Wasserstein Perella Securities, Inc.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Restricted Physical Security" means a Physical Security containing,
           ----------------------------
or required to contain, a Securities Act Legend.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "Revocation" has the meaning set forth in Section 4.20.
           ----------

          "Rule 144" means Rule 144 under the Securities Act.
           --------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the SEC thereunder.

          "Senior Credit Facilities" means upon the initial issuance of the
           ------------------------
Notes, the Credit Agreement and at any time thereafter may include the Credit Agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

          "Senior Debt" means, with respect to any Person at any date, (i) in
           -----------
the case of the Company or the Guarantors, all Indebtedness and other payment obligations under one or more Senior Credit Facilities, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness, including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments, (ii) all other Indebtedness of such Person for borrowed money or under Vendor Credit Agreements, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for borrowed money is not senior or superior in right of payment to the Securities or the Guarantees, as the case may be, and all Refinancings or modifications or amendments thereof and (iii) all interest on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Debt shall not include (a) Indebtedness which is pursuant to its terms or any agreement or instrument relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no
                                          --------  -------
Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) any Indebtedness of such Person to any of its Subsidiaries, (d) Indebtedness Incurred in violation of Section 4.04, (e) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company and (f) the 11% Senior Subordinated Discount Notes due 2008 and the related guarantees, which rank pari passu with the Securities.

          "Shelf Registration Statement" has the meaning set forth in the
           ----------------------------
Registration Rights Agreement.

          "Standard & Poor's" means Standard & Poor's Ratings Service, a
           -----------------
division of the McGraw Hill Companies, Inc.

          "Strategic Equity Investor" means any of the Initial Cash Equity
           -------------------------
Investors, any Affiliate thereof or any other Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $500.0 million.

          "Subordinated Indebtedness" means any Indebtedness of the Company or
           -------------------------
any Guarantor (whether outstanding on the date hereof or hereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

          "Subsidiary" of any Person means (i) a corporation more than 50% of
           ----------
the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in
Section 10.03.

          "Total Consolidated Indebtedness" means at any date of determination,
           -------------------------------
an amount equal to (i) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount, plus (ii) the principal amount of all Indebtedness, in the case of any other Indebtedness, of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

          "Total Equity Market Capitalization" of any Person means, as of any
           ----------------------------------
day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

          "Total Invested Capital" means, at any time of determination, the sum
           ----------------------
of, without duplication, (i) the total amount of equity contributed to the Company as of the Issue Date (as set forth on the combined balance sheet of the Company), plus (ii) irrevocable binding commitments to purchase Capital Stock (other than Disqualified Stock) existing as of the Issue Date, plus (iii) the aggregate net cash proceeds received by the Company from capital contributions or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Restricted Subsidiary; provided, however, such aggregate net cash proceeds
                       --------  -------
received pursuant to this clause (iii) shall exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (ii), plus (iv) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (v) an amount equal to the consolidated Net Investment on the date the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with
Section 4.20, plus (vi) Total Consolidated Indebtedness minus (vii) the aggregate amount of all Restricted Payments (including any Designation Amount, but other than a Restricted Payment of the type referred to in Section 4.06(b)(iii)(b) declared or made on or after the Issue Date.

          "Triton PCS Holdings, Inc." means Triton PCS Holdings, Inc., a
           ------------------------
Delaware corporation, that as of the Issue Date owns all of the issued and outstanding Capital Stock of the Company.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Global Securities" means one or more Global Securities
           ------------------------------
that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Physical Securities" means one or more Physical
           --------------------------------
Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Securities" means the Securities that do not and are not
           -----------------------
required to bear the Securities Act Legend including, without limitation, the Exchange Securities.

          "Unrestricted Subsidiary" means any Subsidiary of the Company (other
           -----------------------
than the License Subsidiary, the Equipment Subsidiary or the Real Property Subsidiary) designated after the Issue Date as such pursuant to and in compliance with Section 4.20. Any such designation may be revoked by a Resolution of the Company delivered to the applicable Trustee, subject to the provisions of Section 4.20.

          "Vendor Credit Arrangement" means any Indebtedness (including, without
           -------------------------
limitation, Indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such vendor or supplier); provided that the net proceeds of such Indebtedness are utilized
           --------
solely for the purpose of financing the cost (including, without limitation, the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of assets used or usable in a Permitted Business (including, without limitation, through the acquisition of Capital Stock of an entity engaged in a Permitted Business).

          "Voting Stock" of any Person means the Capital Stock of such Person
           ------------
which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all of the
           -----------------------
outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

SECTION 1.02.  Other Definitions.
               -----------------



            Term                                         Defined in Section
            ----                                         ------------------

"Bankruptcy Law"                                                6.01
"Change of Control"                                             4.14
"Corporate Trust Office"                                        4.02
"Custodian"                                                     6.01
"Event of Default"                                              6.01
"Global Security"                                               2.01(a)
"Guarantor Blockage Period"                                    12.02(a)
"Guarantor Payment Blockage Notice"                            12.02(a)
"144A Global Security"                                          2.01(a)
"Paying Agent"                                                  2.03
"Payment Blockage Notice"                                       8.02(a)

"Payment Blockage Period"                                       8.02(a)
"Physical Security"                                             2.01(b)
"Registrar"                                                     2.03
"Regulation S Global Security"                                  2.01(a)
"Securities Act Legend"                                         2.06(f)
"Subsequent Securities"                                         2.02
"United States Government Obligation"                           9.01

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.
                 --------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.
           ----------

          "indenture securities" means the Securities.
           --------------------

          "indenture security holder" means a Holder or Securityholder.
           -------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company or any other
           -------
obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)   "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) Section and Article references are to sections and articles of this Indenture;

          (6)   provisions apply to successive events and transactions; and

          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          (a)  Global Securities.  Securities offered and sold to QIBs in
               -----------------
reliance on Rule 144A shall be issued initially substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by
---------
the Company and authenticated by the Trustee as hereinafter provided. Such Security shall be referred to herein as the "144A Global Security." Securities
                                             --------------------
offered and sold in reliance on Regulation S shall be issued initially substantially in the form of Exhibit A hereto in the name of Cede & Co. as
                             ---------
nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Security shall be referred to herein as the "Regulation S Global Security." Unrestricted Global Securities shall be issued
-----------------------------
initially in accordance with Sections 2.06(b)(iv), 2.06(c)(ii) and 2.06(e) in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The 144A Global Security, Regulation S Global Security and Unrestricted Global Security are collectively referred to herein as the "Global Securities." The aggregate principal amount
                           -----------------
of each of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee or DTC, as applicable in accordance with instructions given by the Holder thereof as required by Section 2.06.

          Upon the issuance of the Global Security to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participants' accounts with the respective interests owned by such Participants. Interests in the Global Securities shall be limited to Participants, including Euroclear and Clearstream, and indirect Participants.

          The Participants shall not have any rights either under this Indenture or under any Global Security with respect to such Global Security held on their behalf by DTC, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on the Global Securities and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

          The provisions of the "Operating Procedures of the Euroclear System," "Terms and Conditions Governing Use of Euroclear," the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream, and successors provisions, shall be applicable to interests in the Regulation S Global Security that are held by the Participants through Euroclear or Clearstream.

          (b)  Physical Securities.  Securities offered and sold to
               -------------------
Institutional Accredited Investors who are not also QIBs may be issued substantially in the form of Exhibit A hereto, in certificated form and issued
                             ---------
in the names of the purchasers thereof (or their nominees), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Securities in certificated form shall be referred to herein as the "Physical Securities."
                                                      -------------------

          (c)  Securities.  The provisions of the form of Securities contained
               ----------
in Exhibit A hereto are incorporated herein by reference.  The Securities and
   ---------
the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements
   ---------
required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantees) on them. If required, the Securities shall bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount of up to $350.0 million, (ii) Subsequent Securities in accordance with this paragraph, (iii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities or Subsequent Securities and (iv) Unrestricted Securities from time to time only in exchange for a like principal amount of Initial Securities or Subsequent Securities, in each case upon a written order signed by an Officer of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The order shall also provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of the Securities outstanding under this Indenture at any time may not exceed $400.0 million (except as provided in Section 2.07) consisting of (i) $350.0 million aggregate principal amount of Securities issued on the Issue Date and (ii) one or more additional series of Securities issued subsequent to the Issue Date (the "Subsequent Securities") in an aggregate principal amount not to
                 ---------------------
exceed $50.0 million. The Subsequent Securities may be issued from time to time and only in compliance with the provisions of Section 4.04 and the other provisions of this Indenture. The Securities shall be issued only in registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an
                                                         ---------
office or agency where Securities may be presented for payment ("Paying Agent").
                                                                 ------------
The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar. None of the Company, its Subsidiaries or any of their Affiliates may act as Paying Agent.

SECTION 2.04.  Paying Agent To Hold Money in Trust.
               -----------------------------------

          The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.  Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          (a)  Transfer and Exchange of Global Securities.  Transfer of the
               ------------------------------------------
Global Securities shall be by delivery. Global Securities will be exchanged by the Company for Physical Securities only (i) if DTC notifies the Company that it is unwilling or unable to continue to act as depositary with respect to the Global Securities or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 120 days, (ii) at any time if the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Physical Securities or (iii) if the owner of an interest in the Global Securities requests such Physical Securities, following an Event of Default under the Indenture, in a writing delivered through DTC to the Trustee.

          Upon the occurrence of any of the events specified in the previous paragraph, Physical Securities shall be issued in such names as DTC shall instruct the Trustee in writing and the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Physical Security in the appropriate principal amount. The Trustee shall make available for delivery such Physical Securities to the Persons in whose names such Securities are so registered. Physical Securities issued in exchange for an Initial Global Security pursuant to this Section 2.06(a) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein. Global Securities may also be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Security authenticated and made available for delivery in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.07 or 2.10, shall be authenticated and made available for delivery in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a).

          (b)  Transfer and Exchange of Interests in Global Securities.  The
               -------------------------------------------------------
transfer and exchange of interests in Global Securities shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. Interests in Initial Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. Transfers of interests in Global Securities shall also require compliance with subparagraph
(i) below, as well as one or more of the other following subparagraphs as applicable:

               (i) All Transfers and Exchanges of Interests in Global Securities. In connection with all transfers and exchanges of interests in Global Securities (other than transfers of interests in a Global Security to Persons who take delivery thereof in the form of an interest in the same Global Security), the transferor of such interest must deliver to the Registrar (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited an interest in the specified Global Security in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Security to effect the transfer referred to in (1) and (2) above.

               (ii)  Transfer of Interests in the Same Initial Global Security.
                     ---------------------------------------------------------
     Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in the same Initial Global Security in accordance with the transfer restrictions set forth in Section 2.06(f) hereof.

               (iii) Transfer of Interests to Another Initial Global Security.
                     --------------------------------------------------------
     Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in another Initial Global Security if the Registrar receives the following:

                     (A) if the transferee will take delivery in the form of an interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                       ---------
          certifications in item 1 thereof; or

                   (B) if the transferee will take delivery in the form of an interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
          certifications in item 2 thereof.

            (iv)   Transfer and Exchange of Interests in Initial Global Security
                   -------------------------------------------------------------
     for Interests in an Unrestricted Global Security.  Interests in any Initial
     ------------------------------------------------
     Global Security may be exchanged by the holder thereof for an interest in the Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security if:

                   (A) such exchange or transfer is effected pursuant to the
            Exchange Registration Statement in accordance with the Registration Rights Agreement;

                   (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                   (C) the Registrar receives the following:

                       (1) if the holder of such an interest in an Initial
                   Global Security proposes to exchange it for an interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the
                                         ---------
                   certifications in item 1(a) thereof;

                       (2) if the holder of such an interest in an Initial
                   Global Security proposes to transfer it to a Person who shall take delivery thereof in the form of an interest in an Unrestricted Global Security, a certificate in the form of Exhibit B hereto, including the certification in item 4
                   ---------
                   thereof; and

                       (3) in each such case set forth in this paragraph (C), an
                   Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
     Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of interests in the Initial Global Security transferred pursuant to paragraph (B) above.

            (v)    Notation by the Trustee of Transfer of Interests Among Global
                   -------------------------------------------------------------
     Securities.  Upon satisfaction of the requirements for transfer of
     ----------
     interests in Global Securities pursuant to clauses (iii) or (iv) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Security from which the interests are being transferred, and increase or cause to be increased the aggregate principal amount of the Global Security to which the interests are being transferred, in each case, by the principal amount so transferred and shall direct DTC to make corresponding adjustments in its book-entry system. No transfer of interests of a Global Security shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of such interests only when, the Registrar has made appropriate adjustments to the applicable Global Security in accordance with this paragraph.

          (c)  Transfer or Exchange of Physical Securities for Interests in a
               --------------------------------------------------------------
               Global Security.
               ---------------

             (i) If any Holder of Physical Securities required to contain the Securities Act Legend proposes to exchange such Securities for an interest in a Global Security or to transfer such Physical Securities to a Person who takes delivery thereof in the form of an interest in a Global Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the Holder of such Physical Registered Securities proposes to exchange such Securities for an interest in an Initial Global Security, a certificate from such Holder in the form of Exhibit C
                                                                  ---------
          hereto, including the certifications in item 2 thereof;

               (B) if such Physical Securities are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item 1 thereof; or

               (C) if such Physical Securities are being transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item 2 thereof,

     the Trustee shall cancel the Physical Securities, increase or cause to be increased the aggregate principal amount of, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and direct DTC to make a corresponding increase in its book-entry system.

             (ii) A Holder of Physical Securities required to contain the Securities Act Legend may exchange such Securities for an interest in the Unrestricted Global Security or transfer such Restricted Physical Securities to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security only:

                  (A) if such exchange or transfer is effected pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                      (1) if the Holder of such Physical Securities proposes to
               exchange such Securities for an interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(b)
               ---------
               thereof;

                    (2) if the Holder of such Registered Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an interest in the Unrestricted Global Security, a certificate in the form of Exhibit B hereto,
                                                      ---------
               including the certifications in item 4 thereof; and

                    (3) in each such case set forth in this paragraph (C), an
               Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Physical Securities transferred pursuant to paragraph (B) above.

          (d) Transfer and Exchange of Physical Securities.
              --------------------------------------------

              (i) Transfer of a Physical Security to Another Physical Security.
                  ------------------------------------------------------------
     Following the occurrence of one or more of the events specified in Section 2.06(a), a Physical Security may be transferred to Persons who take delivery thereof in the form of another Physical Security if the Registrar receives the following:

                  (A) if the transfer is being effected pursuant to and in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                     ---------
          certifications in item 3(a) thereof; or

                  (B) if the transfer is being effected pursuant to and in accordance with Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                     ---------
          certifications in item 3(b) thereof.

             (ii) Transfer and Exchange of Restricted Physical Securities for
                  -----------------------------------------------------------
     Unrestricted Physical Securities.  Following the occurrence of one or more
     --------------------------------
     of the events specified in Section 2.06(a), a Restricted Physical Security may be exchanged by the Holder thereof for an Unrestricted Physical Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Security if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                  (C) the Registrar receives a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                      ---------
          1(c) thereof and an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compli-ance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

             (iii)  Exchange of Physical Securities.  When Physical Securities
                    -------------------------------
     are presented by a Holder to the Registrar with a request to register the exchange of such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Registrar shall make the exchange as requested only if the Physical Securities are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and shall be issued only in the name of such Holder or its nominee. The Physical Securities issued in exchange for Physical Securities shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained herein in each case to the same extent as the Physical Securities so exchanged.

             (iv)   Return of Physical Securities.  In the event of a transfer
                    -----------------------------
     pursuant to clauses (i) or (ii) above and the Holder thereof has delivered certificates representing an aggregate principal amount of Securities in excess of that to be transferred, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, a new Physical Security or Securities of any authorized denomination requested by the Holder, in an aggregate principal amount equal to the portion of the Security not so transferred.

             (e)    Exchange Offer.  Upon the occurrence of the Exchange Offer
                    --------------
(as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the interests in the Initial Global Securities tendered for acceptance (and not withdrawn) by persons participating therein. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Initial Global Securities to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Trustee shall cancel any Restricted Physical Certificates in accordance with Section 2.11 hereof.

             In the case that one or more of the events specified in Section 2.06(a) have occurred, upon the occurrence of such Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02, the Trustee shall authenticate Unrestricted Physical Securities in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities tendered for acceptance by persons participating therein.

             (f)    Legends.  Each Initial Global Security and each Restricted
                    -------
Physical Security shall bear the legend (the "Securities Act Legend") in
                                              ---------------------
substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE

     COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (g)  Global Security Legend.  Each Global Security shall bear a legend
               ----------------------
in substantially the following form:

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE."

          (h)  Cancellation and/or Adjustment of Global Securities.  At such
               ---------------------------------------------------
time as all interests in the Global Securities have been exchanged for Physical Securities, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any interest in a Global Security is exchanged for an interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee to reflect such reduction.

          (i)  General Provisions Relating to All Transfers and Exchanges.
               ----------------------------------------------------------

             (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Physical Securities upon a written order signed by an Officer of the Company or at the Registrar's request.

             (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05 hereof).

             (iii) All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

             (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of 15 Business Days before the day of any mailing of notice of redemption of Securities under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

             (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

             (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfers of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) or Physical Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.  Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. The Holder shall provide an indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

          The Trustee may require an Officers' Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

SECTION 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, reissue or resell Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, destroy canceled Securities.

SECTION 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.  CUSIP or ISIN Number.
               --------------------

          The Company in issuing the Securities may use a "CUSIP" or "ISIN" number, and if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any
                                                    --------  -------
such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number.

SECTION 2.14.  Payments of Interest.
               --------------------

          (a) The Holder of a Physical Security at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Physical Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.12; and in the event of an exchange of a Physical Security for a beneficial interest in any Global Security subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest payable on such payment date with respect to any such Physical Security shall be made to the Person in whose name such Physical Security was registered on such record date. Payments of interest on the Global Securities will be made on each Interest Payment Date to the Holder of the Global Security on the record date with respect thereto; provided, however, that, in the event of an exchange of
                      --------  -------
all or a portion of a Global Security for a Physical Security subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of interest payable on such Interest Payment Date or other payment date with respect to the Physical Security shall be made to the Holder of the Global Security as of the applicable record date.

          (b) Subject to Section 4.01, interest shall be paid to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

                                 ARTICLE THREE


                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed, in accordance with the rules of any national securities exchange on which the Securities may be listed or, if the Securities are not so listed, pro rata or by
                                                                  --- ----
lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

     (1)  the redemption date;

     (2)  the redemption price;

     (3)  the CUSIP number (subject to Section 2.13);

     (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

     (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

     (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. If the Company complies with the provisions of this paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR


                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities.  The Company shall pay interest on overdue
--- -----
installments of interest at the same rate per annum borne by the Securities, to
                                          --- -----
the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
--------  -------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the office of the Trustee set forth in
Section 13.02 (the "Corporate Trust Office") as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of their respective Affiliates or any beneficial holder of 10% or more of any class of Capital Stock of the Company or Triton PCS Holdings, Inc., including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms'-length basis with a Person that is not such an Affiliate; provided, however, that (x) in any
                                        --------  -------
transaction involving aggregate consideration in excess of $10.0 million, the Company shall deliver an Officers' Certificate to the Trustee stating that a majority of the Disinterested Directors of either (i) the Board of Triton PCS Holdings, Inc., if at the time of such transaction, the Company is a Subsidiary of Triton PCS Holdings, Inc. or (ii) the Board of the Company, if, at the time of such transaction the Company is not a Subsidiary of Triton PCS Holdings, Inc., have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms'-length basis between unaffiliated parties and (y) if the aggregate consideration is in excess of $25.0 million, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to Holders, from a financial point of view.

          Notwithstanding the foregoing, the restrictions set forth in this
Section 4.03 shall not apply to (i) transactions between or among the Company and/or any Restricted Subsidiaries, (ii) any Restricted Payment or Permitted Investment permitted by Section 4.06, (iii) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business, (iv) any other agreement in effect on the Issue Date, as the same shall be amended from time to time; provided, however, that
                                                      --------  -------
any material amendment shall be required to comply with the provisions of the preceding paragraph of this Section 4.03, (v) transactions with AT&T Corporation, AT&T Wireless Services, Inc. and AT&T Wireless PCS LLC or any of their affiliates (collectively, "AT&T") relating to the marketing or provision
                                 ----
of telecommunication services or related hardware, software or equipment on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties, (vi) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of any Affiliate of the Company or any beneficial holder of 10% or more of any class of Capital Stock of the Company or Triton PCS Holdings, Inc. (such Affiliate or holder being a "Related Party") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, (vii) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, (viii) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries, and
(ix) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its subsidiaries in the ordinary course.

SECTION 4.04.  Limitation on Incurrence of Indebtedness.
               ----------------------------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

               (i) Indebtedness of the Company, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment), (a) the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than (i) 7.0 to 1.0, if the Indebtedness is to be incurred prior to July 1, 2004, or (ii) 6.0 to 1.0 if the Indebtedness is to be incurred on or after July 1, 2004, or (b) in the case of any incurrence of Indebtedness prior to July 1, 2004 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital;

               (ii) Indebtedness of the Company and the Restricted Subsidiaries Incurred under one or more Senior Credit Facilities in an aggregate amount at any one time outstanding not to exceed $750.0 million in the aggregate for all such Senior Credit Facilities (including amounts outstanding under the Senior Credit Facilities);

               (iii) Indebtedness of the Company and its Restricted Subsidiaries outstanding from time to time pursuant to any Vendor Credit Arrangement;

               (iv) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that upon either (x)
                                       --------  -------
     the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (iv) to a Person other than the Company or another Restricted Subsidiary or (y) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the exception provided by this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

               (v) Indebtedness of the Company or any Restricted Subsidiary under any interest rate agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under the Indenture (including the Notes) and not for speculative purposes;

             (vi) Indebtedness Incurred to Refinance any Indebtedness Incurred under the prior clauses (i) or (iii) above, the Notes, the Guarantees or the Company's 11% senior subordinated discount notes due 2008; provided, however, that (x) such Indebtedness does not exceed the
           --------  -------
     principal amount (or accreted value, if less) of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and
     (y)(1) in the case of any Refinancing of Indebtedness that is pari passu
                                                                   ---- -----
     with the Notes, such Refinancing Indebtedness is made pari passu with or
                                                           ---- -----
     subordinate in right of payment to the Notes, and, in the case of any Refinancing of Indebtedness that is subordinate in right of payment to the Notes, such Refinancing Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced, (2) in either case, the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being Refinanced and (3) any Indebtedness Incurred to Refinance any Indebtedness is Incurred by the obligor on the Indebtedness being Refinanced or by the Company;

             (vii) Indebtedness of the Company under the Private Exchange Securities and Unrestricted Securities, each of which have been issued only in exchange for a like principal amount of the Initial Global Securities and Indebtedness of the Guarantors under the Guarantee incurred in accordance with this Indenture;

             (viii) Capital Lease Obligations of the Company or any Restricted Subsidiary with respect to the leasing by the Company or any Restricted Subsidiary of tower sites and equipment that is a fixture thereto;

     provided, that such Capital Lease Obligations shall not exceed $25 million
     --------
     in aggregate principal amount at any time outstanding;

             (ix) Indebtedness of the Company or any Restricted Subsidiary consisting of a guarantee of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.04;

             (x) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

             (xi) Indebtedness of the Company not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring person) shall be deemed incurred at the time the person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (i) through (xi) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.04 and may from time to time reclassify such item of Indebtedness in any manner that would comply with this Section 4.04 at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.04.

SECTION 4.05.  Limitation on Certain Asset Dispositions.
               ----------------------------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Dispositions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by either (x) the Board of Triton PCS Holdings, Inc., if at the time of such Asset Disposition, the Company is a Subsidiary of Triton PCS Holdings, Inc. or (y) the Board of the Company if, at the time of such Asset Disposition, the Company is not a Subsidiary of Triton PCS Holdings, Inc., in good faith and evidenced by a resolution of such Board filed with the Trustee; (ii) other than in the case of a Permitted Asset Swap, not less than 75% of the consideration received by the Company or such Restricted Subsidiary from the disposition consists of (x) cash or Cash Equivalents, (y) the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (accompanied by the irrevocable unconditional release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed) or (z) notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash concurrently with the receipt of such notes or other obligations (to the extent of the cash actually received by the Company); and
(iii) all Net Available Proceeds, less any amounts invested within 365 days of such Asset Disposition to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, an entity primarily engaged in a Permitted Business, to make a capital expenditure or to acquire other long-term assets that are used or useful in a Permitted Business, are applied, on or prior to the 365th day after such Asset Disposition, to the permanent reduction and prepayment of any Senior Debt of the Company then outstanding (including a permanent reduction of the commitments in respect thereof) or to the making of an offer to purchase the Company's 11% senior subordinated discount notes due 2008 in accordance with the terms of the indenture governing the terms of such notes. Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after such Asset Disposition (or earlier if the Company so elects), to make an Offer to Purchase outstanding Notes, and other notes of the Company that rank pari passu with the Notes to the extent required by the agreements governing the terms of any such other notes at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. The provisions of this Section 4.05 will not apply to a transaction consummated in compliance with the provisions of Article Five of this Indenture.

          Pending application as set forth above, the Net Available Proceeds of any Asset Disposition may be invested in Cash or Cash Equivalents or used to reduce temporarily Indebtedness outstanding under any revolving credit agreement to which the Company is a party and pursuant to which it has incurred Indebtedness.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 4.06.  Limitation on Restricted Payments.
               ---------------------------------

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

             (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company excluding, any dividends or distributions payable solely in shares of Qualified Stock of the Company or in options, warrants or other rights to acquire Qualified Stock of the Company,

             (ii) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary),

             (iii) make any Investment (other than a Permitted Investment) in any Person, other than the Company or a Restricted Subsidiary, or

             (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment");
              ------------------

if, at the time thereof:
--

             (1) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment,

             (2) immediately after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(i), and

             (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after December 31, 2000 (including any Designation Amount) exceeds the sum (without duplication) of: (i) the amount of (x) the Consolidated Cash Flow of the Company after December 31, 2000, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period) less (y) 150% of the cumulative Consolidated Interest Expense of the Company after December 31, 2000, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), plus (ii) the aggregate net cash proceeds (other than Excluded Cash Proceeds) received by the Company as a capital contribution in respect of Qualified Stock or from the proceeds of a sale of Qualified Stock made after April 29, 1998 (excluding in each case (x) the proceeds from a sale of Qualified Stock to a Restricted Subsidiary and
     (y) the proceeds from a sale, other than from a Public Sale, of Qualified Stock the proceeds of which are applied to optionally redeem Notes on or prior to February 1, 2004), plus (iii) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (other than to the Company or a Restricted Subsidiary) of any Investment made after April 29, 1998 and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment, plus (iv) an amount equal to the consolidated Net Investment on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after April 29, 1998 upon its redesignation as a Restricted Subsidiary in accordance with Section 4.20, less (v) the amount of all Restricted Payments made by the Company or any of its Restricted Subsidiaries between April 29, 1998 and on or prior to January 1, 2001. For purposes of the preceding clause (ii), the value of the aggregate net cash proceeds received by the Company from, or as a capital contribution in connection with, the issuance of Qualified Stock either upon the conversion of convertible Indebtedness of the Company or any of its Restricted Subsidiaries or in exchange for outstanding Indebtedness of the Company or any of its Restricted Subsidiaries or upon the exercise of options, warrants or rights will be the net cash proceeds received by the Company or any of its Restricted Subsidiaries upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company or any of its Restricted Subsidiaries upon the conversions, exchange or exercise thereof. For purposes of the preceding clause (iv), the value of the consolidated Net Investment on the date of Revocation shall be equal to the Fair Market Value of the aggregate amount of the Company's and/or any Restricted Subsidiary's Investments in such Subsidiary on the applicable date of Designation.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value on the date such Restricted Payment is made by the Company or a Restricted Subsidiary, as the case may be.

          (b)  The foregoing provisions will not prohibit any of the following:

             (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

             (ii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company out of the net cash proceeds of the substantially concurrent capital contribution to the Company in connection with Qualified Stock or out of the net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Restricted Subsidiary) of Qualified Stock; provided that
                                                                 --------
     (x) any such net cash proceeds shall be excluded from Section 4.06(a)(3)(ii) and (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Notes on or prior to February 1, 2004;

             (iii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company made by exchange for or conversion into, or out of the net cash proceeds received by the

     Company, or out of a capital contribution to the Company in connection with a concurrent issue and sale (other than to a Restricted Subsidiary) of (a) Qualified Stock (provided that (x) any such net cash proceeds are excluded
                      --------
     from Section 4.06(a)(3)(ii) and (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Notes on or prior to February 1, 2004) or (b) other Subordinated Indebtedness of the Company that has an Average Life equal to or greater than the Average Life of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

             (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of Qualified Stock or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company; provided, however, that (x) any such net cash
                           --------  -------
     proceeds are excluded from Section 4.06(a)(3)(ii) and (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Notes on or prior to February 1, 2004; or

             (v) so long as no Default or Event of Default has occurred and is continuing, dividends or distributions by the Company to Triton PCS Holdings, Inc. to be used to repurchase, redeem, acquire or retire for value any Capital Stock of Triton PCS Holdings, Inc. held by any member of management of Triton PCS Holdings, Inc., the Company or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided, however, that
                                                        --------  -------
     (x) the aggregate amount of such dividends or distributions shall not exceed $2.0 million in any twelve-month period, (y) any unused amount in any twelve-month period may be carried forward to one or more future periods and (z) the amount available as of the Issue Date under this clause
     (v) shall be equal to $2.0 million plus the amount available as of the Issue Date for such payments pursuant to the comparable clause of the indenture governing the terms of the 11% senior subordinated notes due 2008.

Restricted Payments made pursuant to clauses (i) and (v) of the immediately preceding paragraph (b) shall be included in making the determination of available amounts under Section 4.06(a)(3) and Restricted Payments made pursuant to (ii), (iii) and (iv) of the immediately preceding paragraph (b) shall not be included in making the determination of available amounts under Section 4.06(a)(3).

SECTION 4.07.  Corporate Existence.
               -------------------

          Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries; provided, however, that the
                                                --------  -------
Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of either (x) Triton PCS Holdings, Inc. if at the time, the Company is a Subsidiary of Triton PCS Holdings, Inc. or (y) the Board of the Company if at the time the Company is not a subsidiary of Triton PCS Holdings, Inc., shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further,
                                                        --------  -------
however, that a determination of either Board shall not be required in the event
-------
of a merger of one or more Wholly Owned Subsidiaries with or into another Wholly Owned Subsidiary or another Person, if the surviving Person is a Wholly Owned Subsidiary organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to
                  --------  -------
pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.09.  Notice of Defaults.
               ------------------

          Within five days after becoming aware of any Default, if such Default is then continuing, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the details of such Default and the action which the Company proposes to take with respect thereto.

SECTION 4.10.  Maintenance of Properties.
               -------------------------

          The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.  Compliance Certificate.
               ----------------------

          The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal quarter ending June 30, 2001.

SECTION 4.12.  Provision of Financial Information.
               ----------------------------------

          Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the

Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on
Form 8-K if the Company were required to file such reports, in each case within the time period specified in the Commission's rules and regulations; provided,
                                                                     --------
however, that no such information or reports shall be required prior to the date
-------
on which the exchange offer registration statement is required by the terms of the Registration Rights Agreement to be filed with the Commission. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company will, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.
               -----------------

          Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Company will commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be in an integral multiple of $1,000 aggregate principal amount.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule
14e-1 under, the Exchange Act.   The Company will not be required to make an
Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

SECTION 4.15.  Limitation on Layered Debt.
               --------------------------

          The Company will not (i) directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and rank subordinate in right of payment to any other

Indebtedness of the Company and (ii) cause or permit any Guarantor to, and no Guarantor will, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and rank subordinate in right of payment to any other Indebtedness of such Guarantor; provided, however, that no Indebtedness shall be deemed to be
                --------  -------
subordinated solely by virtue of being unsecured.

SECTION 4.16.  Limitation on Restrictions Affecting Restricted Subsidiaries.
               ------------------------------------------------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (ii) make any Investment in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) any Senior Credit Facilities, (c) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided,
                                                                   --------
however, that such encumbrance or restriction shall not apply to any property or
-------
assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such
                                                    --------  -------
encumbrance or restriction is applicable only to such Restricted Subsidiary or its property and assets, (e) any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause (a) above; provided, however, that the provisions contained in such Refinancing or
       --------  -------
amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of (i) the Board of Triton PCS Holdings, Inc. if, at the time of such Refinancing or amendment, the Company is a Subsidiary of Triton PCS Holdings, Inc. or (ii) the Board of the Company if, at the time of such Refinancing or amendment, the Company is not a Subsidiary of Triton PCS Holdings, Inc., (f) the Indenture, (g) applicable law or any applicable rule, regulation or order, (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.16; (j) restrictions of the type referred to in clause (iii) of this Section 4.16 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise incurred in accordance with Section 4.17 and restrict the transfer of property subject to such agreements; or (k) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 4.17.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to directly or indirectly, create, cause, incur or suffer to exist any Lien on or with respect to any Capital Stock or any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter created or acquired to secure any Indebtedness, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities and all other amounts due under this Indenture equally and ratably with such Indebtedness or, in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

          The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Indebtedness under any Senior Credit Facilities) and any guarantees thereof to the extent that the Indebtedness secured thereby is permitted to be incurred under Section 4.04;
(iii) Liens securing only the Securities and the Guarantees, if any; (iv) Liens in favor of the Company or any Guarantor; (v) Liens to secure Indebtedness Incurred in connection with Vendor Credit Agreements; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in connection with or in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof); (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other similar Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or
                                     --------  -------
other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (x) Liens to secure Indebtedness Incurred to Refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(ix) so long as such Liens do not extend to any additional category of property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such Refinancing; and (xi) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee.

SECTION 4.18.  Subsidiary Guarantees.
               ---------------------

          The Company shall not permit any Subsidiary to become a direct or indirect obligor under, or in respect of, any Senior Credit Facilities without causing such Subsidiary to become a Guarantor. Any such Subsidiary shall (a) execute and deliver a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Articles Eleven and Twelve and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Subsidiary (subject, in the case of enforceability, to customary bankruptcy, insolvency, fraudulent conveyance and similar exceptions).

          Any Subsidiary of the Company that ceases to be a direct or indirect obligor (including as guarantor) under, or in respect of all Senior Credit Facilities shall be released from its Guarantee upon delivery of an Officers' Certificate to the Trustee certifying to such effect.

          The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

SECTION 4.19  Limitation on Activities of the Company and the Restricted
              ----------------------------------------------------------
              Subsidiaries.
              ------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.20  Limitation on Designations of Unrestricted Subsidiaries.
              -------------------------------------------------------

          The Company may designate any Subsidiary of the Company (other than the License Subsidiary, the Real Property Subsidiary and the Equipment Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

             (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

             (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date; and

             (iii) except in the case of a Subsidiary in which an Investment is being made pursuant to and as permitted by Section 4.06(b), the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04 at the time of Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.06 for all purposes of this Indenture in the Designation Amount.

          The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.06.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

All Designations and Revocations must be evidenced by Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.


                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Restriction on Mergers, Consolidations
               and Certain Sales of Assets.
               ----------------------------------------

          The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of
-----------------
the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(i);
(iv) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from restrictions on Liens set forth in Section 4.17, the Company, the Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by Section 4.17. The provisions of this
Section 5.01 shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary or the release of any Guarantor in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with Section 4.05.

SECTION 5.02.  Successor Corporation Substituted.
               ---------------------------------

          Upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (as evidenced by the Trustee's execution thereof) in accordance with Section 5.01, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Subsidiary, as the case may be, under this Indenture, the Registration Rights Agreement and the Securities or the Guarantees, as the case may be, with the same effect as if such Surviving Person had been named as the Company or such Subsidiary, as the case may be, herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Registration Rights Agreement and the Securities or the Guarantees, as the case may be.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (a) the Company fails to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by Article Eight or Twelve);

          (b) the Company fails to pay any interest on any Security when due, continued for 30 days (whether or not prohibited by Article Eight or Twelve);

          (c) the Company defaults in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase under Sections 4.05 or 4.14 hereof when due and payable (whether or not prohibited by Article Eight or Twelve);

          (d) the Company fails to perform or comply with any of the provisions of Article Five;

          (e) the Company fails to perform any other covenant or agreement of the Company under this Indenture or the Securities continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Securities;

          (f) the Company defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated final maturity of any such Indebtedness;

          (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (h) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (1) commences a voluntary case or proceeding,

                    (2) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                    (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                    (4) makes a general assignment for the benefit of its creditors;

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (1) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

                    (2) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

                    (3) orders the liquidation of the Company or any Material Subsidiary,

     and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is
           --------  -------
     appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (j) any Guarantee of a Material Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors.  The term "Custodian"
                                                                    ---------
means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(h) or (i)) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee, if given by the Holders) may accelerate the maturity of all Securities; provided, however, that after such acceleration, but before a judgment or decree
--------  -------
based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may rescind and annul such acceleration if all Defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in
Section 6.01(h) or (i) occurs, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.
               ----------------------

          Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of and interest on any Security as specified in
Section 6.01(a) or (b), (ii) a default arising from failure to effect an Offer to Purchase required under Section 4.05 or 4.14 or (iii) a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.
               -------------------

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the
                                                    --------  -------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          Section 6.06 limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or of interest on such Security on or after the respective due dates therefor.

SECTION 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on the Securities, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal of and premium, if any, and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum
                                                                       --- -----
borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: subject to Articles Eight and Twelve, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          Third:  to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal, premium, if any, or interest on any Securities on or after the respective due dates therefor.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opin-
     ions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, the Trustee shall
                                     --------  -------
     examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) Provided the Trustee acts in good faith, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g) The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.
               ------------------

          The Trustee shall, within 90 days after the occurrence of any Default or Event of Default with respect to the Securities, give the Holders notice of all uncured Defaults or Events of Default known to it; provided, however, that,
                                                       --------  -------
except in the case of an Event of Default or a Default in any payment with respect to the Securities or a Default or Event of Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as the Board, the executive committee or a trust committee or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and
(d).

          A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission, the Company and each stock exchange, if any, on which the Securities are listed in accordance with TIA (S) 313(d).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting therefrom.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including Section 7.07) and of defending itself against any claim (whether asserted by any Securityholder or the Company or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own willful misconduct, negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses). The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Com-
         --------  -------
pany's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (3) a custodian or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded
                              --------  -------
from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims
               Against Company.
               ---------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Debt.
               --------------------------------------

          The Company covenants and agrees, and the Trustee and each Holder by acceptance of the Securities likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest (including Additional Interest) on the Securities by the Company shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all existing and future Senior Debt of the Company.

SECTION 8.02.  No Payment on Securities in
               Certain Circumstances.
               ---------------------------

          (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest (including Additional Interest) on the Securities (other than payments to Holders from funds held in trust for the benefit of Holders pursuant to Section 9.01), whether pursuant to the terms of the Securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from a holder or holders of such
                      -----------------------
Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, or the requisite holders of such Designated Senior Debt have otherwise agreed in writing, no payment or distribution will be made by or on behalf of the Company on account of or with respect to the Securities (except payments to Holders from funds held in trust for the benefit of Holders pursuant to Section 9.01), during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment
------------------------
Blockage Notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360-day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.
               ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character (whether in cash, property or securities) upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receiver-ship or other proceedings, all amounts due or to become due with respect to Senior Debt of the Company (including any interest accruing subsequent to an event of bankruptcy or insolvency, whether or not allowed or allowable thereunder) shall first be paid in full in cash, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representative(s) or to the trustee(s) under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representative(s), or to the trustee(s) under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

SECTION 8.04.  Subrogation.
               -----------

          Upon the payment in full of all Senior Debt, or provision for payment, the Holders shall be subrogated (equally and ratably with all pari passu
                                                              ---- -----
Indebtedness) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 8.05.  Obligations of Company Unconditional.
               ------------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid
--------  -------
in full before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06.  Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. Failure to give such notice to the Trustee shall not affect the subordination of the Securities to Senior Debt. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the
                                                --------  -------
Trustee shall not have received the notice provided for in this Section 8.06 at least three Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section
8.02 or 8.03. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or
               Certificate of Liquidating Agent.
               --------------------------------

          Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.  Trustee's Relation to Senior Debt.
               ---------------------------------

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 8.03(b)). The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 13.02.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.
               ----------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 8.10.  Securityholders Authorize Trustee To Effectuate Subordination of
               ----------------------------------------------------------------
               Securities.
               -----------

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not to Prevent Events of Default.
               ---------------------------------------------

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in
Section 6.01(a), (b) or (c).

SECTION 8.12.  Trustee's Compensation Not Prejudiced.
               -------------------------------------

          Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.  No Waiver of Subordination Provisions.
               -------------------------------------

          Without in any way limiting the generality of Section 8.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.
               --------------------------------------------------------------

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

          Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in
Section 8.06.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Company's Obligations.
               ------------------------------------

          (a)  Discharge.  Subject to the provisions of Article Eight, the
               ---------
Company may terminate its substantive obligations and the substantive obligations of the Guarantors, if any, in respect of the Securities and the Guarantees by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by the Company on account of principal of, premium, if any, and interest on all Securities or otherwise.

          (b)  Covenant Defeasance.  In addition to the provisions of Section
               -------------------
9.01(a), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate its substantive obligations and the substantive obligations of the Guarantors, if any, in respect of the Securities and the Guarantees (except for the Company's obligation to pay the principal of (and premium, if any, on) and the interest on the Securities and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which its full faith and credit is pledged ("United States Government Obligations") sufficient (without reinvestment) to
--------------------------------------
pay all remaining indebtedness on the Securities to maturity or to redemption,
(ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

          (c)  Legal Defeasance.  In addition to the provisions of Section
               ----------------
9.01(a) and (b), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate all of its substantive obligations and all of the substantive obligations of the Guarantors in respect of the Securities and the Guarantees (including the Company's obligation to pay the principal of (and premium, if any, on) and interest on the Securities and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities to maturity or to redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture, to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

          (d) Notwithstanding the foregoing paragraphs 9.01(b) and (c) above, the Company's obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. In addition, notwithstanding the foregoing paragraph 9.01(b), in that instance the Company's obligations contained in Section 4.01 shall also survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07, 9.03 and 9.04 shall survive. The Company may make an irrevocable deposit pursuant to this Section 9.01 only if at such time it is not prohibited from doing so under the subordination provisions of this Indenture and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect. After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's and the Guarantors' (if any) obligations under the Securities, the Guarantees and this Indenture other than those surviving obligations specified in this paragraph (d).

SECTION 9.02.  Application of Trust Money.
               --------------------------

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities. The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.03.  Repayment to Company.
               --------------------

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon receipt by the Trustee of the Company's written request accompanied by an Officers' Certificate any excess money held by it at any time. The Trustee shall pay to the Company upon such request any money held by it for the payment of principal (premium, if any) or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make
               --------  -------
any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.  Reinstatement.
               -------------

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors'(if any) obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that
              --------  -------
if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders.
                --------------------------

          The Company and the Guarantors, if any, when authorized by a resolution of their respective Boards, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

             (i)    to cure any ambiguity, defect or inconsistency; provided,
                                                                    --------
     however, that such amendment or supplement does not adversely affect the
     -------
     rights of any Holder;

             (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

             (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

             (iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

             (v) to make any change that would provide any additional benefit or rights to the Holders;

             (vi) to make any other change that does not materially adversely affect the rights of any Holder under this Indenture;

             (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee;

             (viii) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

             (ix)   to secure the Securities pursuant to the requirements of
     Section 4.17 or otherwise; or

             (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Sections
     4.18 or 11.03 and to add a Guarantor pursuant to the requirements of
     Section 4.18;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel and an Officers' Certificate each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.
                -----------------------

          The Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

          (1)  change the Stated Maturity of the principal of any Security;

          (2) alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the holders of the Securities (other than, prior to the consummation of an Asset Disposition or occurrence of a Change of Control, the provisions of this Indenture relating to any Offer to Purchase required under Section 4.05 or 4.14);

          (3)  reduce the principal amount of any Security;

          (4) reduce the rate of or change the time for payment of interest on any Security;

          (5) change the place or currency of payment of the principal of or interest on any Security;

          (6) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any Security or the Guarantees, or the modification and amendment of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

          (7) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

          (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

          (9) modify the ranking or priority of the Securities or the Guarantee, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of this Indenture in any manner adverse to the Holders;

          (10) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

          (11) modify any of the provisions (including the definitions relating thereto) relating to an Offer to Purchase required under Section
     4.05 or 4.14 in a manner materially adverse to the Holders of

     Securities with respect to Change of Control that has occurred or any Asset Disposition that has been consummated.

          The Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of all Holders of Securities, may waive compliance by the Company with certain restrictive provisions of this Indenture. Subject to certain rights of the Trustee, as provided in this Indenture, (i) the Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of all Holders of Securities, may waive any past default under this Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Security tendered pursuant to an Offer to Purchase required pursuant to Section 4.14, or a default in respect of a provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.03.  Compliance with Trust Indenture Act.
                -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.
                ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in the second sentence of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  Notation on or Exchange of Securities.
                -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.
                -------------------------------

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten, provided, however, that the Trustee may, but shall not be obligated to, execute
--------  -------
any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.  Unconditional Guarantee.
                -----------------------

          Each Guarantor who becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, and interest (including Additional Interest) on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest (including Additional Interest) on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 11.04. Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and such Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any

Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Severability.
                ------------

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Release of a Guarantor.
                ----------------------

          If the Securities are defeased in accordance with Section 9.01(c), or if all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition (or which, but for the provisions of clause
(c) of the definition of such term, would constitute an Asset Disposition), and, if required by this Indenture, (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition will be used in accordance with Section
4.05 and within the time limits specified by such Section 4.05, then such Guarantor shall be released and discharged from all obligations under this Article Eleven upon such use in the case of clause (x) or upon such delivery in the case of clause (y). The Trustee shall, at the sole cost and expense of the Company and upon receipt of an Opinion of Counsel that the provisions of this
Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of (premium, if any) and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04.  Limitation of Guarantor's Liability.
                -----------------------------------

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05.  Contribution.
                ------------

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or
                                  ----- --
distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the
--- ----
Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.  Execution of Guarantee.
                ----------------------

          To further evidence their Guarantee to the Holders, any Guarantor required to Guarantee the Securities pursuant to Section 4.18 shall execute the endorsement of Guarantee in substantially the form set forth in Exhibit A
                                                                ---------
hereto, which endorsement shall be delivered to each Holder to be attached to each Security. Each such Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.07.  Subordination of Subrogation and Other Rights.
                ---------------------------------------------

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01.  Guarantee Obligations Subordinated
                to Senior Debt of Guarantor.
                ----------------------------------

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest (including Additional Interest) on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all existing and future Senior Debt of such Guarantor.

SECTION 12.02.  No Payment on Guarantees in
                Certain Circumstances.
                ---------------------------

          (a) No direct or indirect payment by or on behalf of any Guarantor of principal of, premium, if any, or interest (including Additional Interest) on the Securities (other than payments to Holders from funds held in trust for the benefit of Holders pursuant to Section 9.01) pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Securities, upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations under or in respect of any Designated Senior Debt of such Guarantor whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of Holders of Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from a holder or holders of such Designated
 ---------------------------------
Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, or the requisite holders of such Designated Senior Debt have otherwise agreed in writing, no payment or distribution will be made by or on behalf of such Guarantor on account of or with respect to the Securities (other than payments to Holders from funds held in trust for the benefit of Holders pursuant to Section 9.01), during a period (a "Guarantor
                                                                  ---------
Blockage Period") commencing on the date of receipt of such Guarantor Payment
---------------
Blockage Notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice was given and (y) there must be 180 days in any 365 day period during which no Guarantor Payment Blockage Period is in effect with respect to such Guarantor. Not more than one Guarantor Blockage Period may be commenced with respect to each Guarantor during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt initiating such Guarantor Payment Blockage Period may be, or be made, the basis for the commencement of any Guarantor Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Debt that such prohibited payment has been made, the holders of such Designated Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Debt.

SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.
                ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character (whether in cash, property or securities) upon any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to all Senior Debt of such Guarantor shall first be paid in full in cash before the Holders or the Trustee on their behalf shall be entitled to receive any payment by such Guarantor of the principal of, premium, if any, or interest on the Securities pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of such Guarantor or their representative(s) or to the trustee(s) under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Senior Debt of such Guarantor are paid in full, or payment provided for, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their respective representative(s), or to the trustee(s) under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

SECTION 12.04.  Subrogation.
                -----------

          Upon the payment in full of all Senior Debt of a Guarantor, or provision for payment, the Holders shall be subrogated (equally and ratably with all pari passu Indebtedness) to the rights of the holders of such Senior Debt to
    ---- -----
receive payments or distributions of cash, property or securities of, premium, if any, such Guarantor made on such Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Senior Debt by Holders or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Senior Debt, and the Holders, be deemed to be a payment by such Guarantor to or on account of such Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt of the Guarantors, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, or provision for payment, of such Senior Debt.

SECTION 12.05.  Obligations of Guarantors Unconditional.
                ---------------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Guarantee is intended to or shall impair, as among the Guarantors and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders and creditors of any Guarantor other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of any Guarantor then due and payable
--------  -------
shall first be paid in full before the Holders or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06.  Notice to Trustee.
                -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. Failure to give such notice to the Trustee shall not affect the subordination of the Securities to Senior Debt of Guarantors.
The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice
--------  -------
provided for in this Section 12.06 at least three Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Debt of a Guarantor to recover payments as contemplated by Section 12.02 or
12.03. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt of a Guarantor or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08.  Trustee's Relation to Senior Debt of Guarantors.
                -----------------------------------------------

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of Guarantors which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of a Guarantor's Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of Guarantors (except as provided in Section 12.03(b)). The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 13.02.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Senior Debt of Guarantors
                -------------------------------------------------------------

          No right of any present or future holders of any Senior Debt of Guarantors to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of Guarantors.

SECTION 12.10.  Securityholders Authorize Trustee to Effectuate
                Subordination of Guarantee.
                -----------------------------------------------

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.  This Article Not to Prevent Events of Default.
                ---------------------------------------------

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in
Section 6.01(a), (b) or (c).

SECTION 12.12.  Trustee's Compensation Not Prejudiced.
                -------------------------------------

          Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.
                -----------------------------------------------

          Without in any way limiting the generality of Section 12.09, the holders of Senior Debt of Guarantors may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt of Guarantors, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of Guarantors or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14.  Payments May Be Paid Prior to Dissolution.
                -----------------------------------------

          Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in
Section 12.06.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls.
                ----------------------------

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.  Notices.
                -------

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile, by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company:

               Triton PCS, Inc.
               1100 Cassatt Road
               Berwyn, Pennsylvania  19312

               Attention:  Chief Executive Officer

               Facsimile:  (610) 993-2683
               Telephone:  (610) 651-5900

          with a copy to:

               John W. McNamara, Esq.
               Dow, Lohnes & Albertson, PLLC
               One Ravina Drive, Suite 1600
               Atlanta, Georgia  30346

               Facsimile:  (770) 901-8874
               Telephone:  (770) 901-8800

          if to the Trustee:

               THE BANK OF NEW YORK
               Terence Rawlins

               101 Barclay Street, 21W
               New York, New York  10286

               Attention:  Corporate Trust
                                   Administration

               Facsimile:  (212) 815-5915
               Telephone:  (212) 815-2568

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when telephonic acknowledgment of receipt is obtained, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier promising next Business Day delivery.

          Any notice or communication to a Holder shall be mailed, by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery, including any notice delivered in connection with TIA (S)(S) 310(b), 313(c), 314(a) and 315(b), to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

          (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S) 314(c).

SECTION 13.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.
                -------------

          The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

SECTION 13.08.  No Recourse Against Others.
                --------------------------

          No director, officer, employee or stockholder, as such, of the Company or any of its Subsidiaries shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.09.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and the Guarantee of such Guarantor shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.  Counterpart Originals.
                ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.
                ------------

          In case any provision in this Indenture, in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.
                --------------

          If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Page Follows]

                                  SIGNATURES
                                  ----------

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              TRITON PCS, INC.

                              By: /s/ DAVID D. CLARK
                                  -------------------------------------
                                  Name:  DAVID D. CLARK
                                  Title: CHIEF FINANCIAL OFFICER

                              GUARANTORS:

                              TRITON MANAGEMENT COMPANY, INC.

                              By: /s/ DAVID D. CLARK
                                  -------------------------------------
                                  Name:  DAVID D. CLARK
                                  Title: CHIEF FINANCIAL OFFICER

                              TRITON PCS FINANCE COMPANY, INC.

                              By: /s/ MICHAEL MORRELL
                                  -------------------------------------
                                  Name:  MICHAEL MORRELL
                                  Title: PRESIDENT


                              TRITON PCS HOLDINGS COMPANY L.L.C.
                              TRITON PCS PROPERTY COMPANY L.L.C.
                              TRITON PCS EQUIPMENT COMPANY L.L.C.
                              TRITON PCS OPERATING COMPANY L.L.C.
                              TRITON PCS LICENSE COMPANY L.L.C.
                              TRITON PCS INVESTMENT COMPANY L.L.C.

                          By: TRITON MANAGEMENT COMPANY, INC.,
                                as Manager of each of the foregoing

                              By: /s/ DAVID D. CLARK
                                  -------------------------------------
                                  Name:  DAVID D. CLARK
                                  Title: CHIEF FINANCIAL OFFICER

                                        THE BANK OF NEW YORK
                                           as Trustee

                                        By: /s/ Terence Rawlins
                                            -----------------------------
                                            Name:   Terrence Rawlins
                                            Title:  Assistant Vice President

                                                                       EXHIBIT A

                               TRITON PCS, INC.

CUSIP No. 896778AC1

No. 1                                                               $350,000,000

                    9-3/8% SENIOR SUBORDINATED NOTE DUE 2011


               TRITON PCS, INC. promises to pay to CEDE & CO. or registered assigns the principal sum of 350,000,000 Dollars on February 1, 2011.

Interest Payment Dates:  February 1 and August 1, beginning August 1, 2001.

Record Dates:  January 15 and July 15.

               IN WITNESS WHEREOF, TRITON PCS, INC. has caused this instrument to be executed by duly authorized officers.

                              TRITON PCS, INC.

                              By:_______________________________________________
                                  Name:
                                  Title:

Dated:  January 19, 2001      By:_______________________________________________
                                  Name:
                                  Title:

Certificate of Authentication:

     This is one of the 9-3/8% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:____________________________         Date: January 19, 2001
   Authorized Signatory

                             (REVERSE OF SECURITY)

                               TRITON PCS, INC.

                   9-3/8% Senior Subordinated Note due 2011

          1.   Interest.
               --------

          Triton PCS, Inc., a Delaware corporation (the "Company"), promises to pay cash interest at the rate of 9-3/8% per annum on the principal amount of this Security semiannually commencing on August 1, 2001, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 19, 2001, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Method of Payment.
               -----------------

          The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

          3.   Paying Agent and Registrar.
               --------------------------

          Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar or co-Registrar but may not act as Paying Agent.

          4.   Indenture.
               ---------

          This Security is one of a duly authorized issue of Securities of the Company, designated as its 9-3/8% Senior Subordinated Notes due 2011 (the "Securities"), limited in aggregate principal amount to $400.0 million (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of January 19, 2001 (the "Indenture"), between the Company, the guarantors a party thereto

(the "Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

          The Securities are subordinated in right of payment to all Senior Debt of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

          5.   Optional Redemption.
               -------------------

          The Securities will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after February 1, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on an interest payment date that occurs on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning February 1 of the years indicated:

          Year                                        Percentage
          ----                                        ----------
          2006                                        104.688%
          2007                                        103.125%
          2008                                        101.563%
          2009 and thereafter                         100.000%

          In addition, on or prior to February 1, 2004, the Company may redeem up to 35% of the principal amount of the Securities originally issued with the net cash proceeds received by the Company from one or more Equity Offerings, at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% in aggregate principal amount of Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of redemption described in this paragraph must be mailed to Holders of Securities not later than 60 days following the consummation of the relevant Equity Offering.

          Selection of Securities for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Securities may be listed or, if the Securities are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each Holder of Securities to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Securities or portions thereof called for redemption.

          The Securities will not have the benefit of any sinking fund.

     6.   Offer to Purchase upon Occurrence
          of a Change of Control.
          ---------------------------------

          Within 30 days following a Change of Control, the Company will offer to purchase the Securities at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

          7.   Notice of Redemption.
               --------------------

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

          8.   Denominations; Transfer; Exchange.
               ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

          9.   Persons Deemed Owners.
               ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

          10.  Unclaimed Funds.
               ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

          11.  Discharge Prior to Redemption or Maturity.
               -----------------------------------------

          The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

          12.  Amendment; Supplement; Waiver.
               -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

          13.  Restrictive Covenants.
               ---------------------

          The Indenture restricts, among other things, the ability of the Company or any Restricted Subsidiary to permit any Liens to be imposed on its assets, to make certain Restricted Payments and Investments, limits the Indebtedness which the Company or any Restricted Subsidiary may incur and limits the terms on which the Company may engage in certain Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report quarterly to the Trustee on compliance with the covenants in the Indenture.

          14.  Successor Corporation.
               ---------------------

          Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

          15.  Defaults and Remedies.
               ---------------------

          If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

          16.  Trustee Dealings with Company.
               -----------------------------

          The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          17.  No Recourse Against Others.
               --------------------------

          No director, officer, employee or stockholder, as such, of the Company or any of its Subsidiaries shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          18.  Authentication.
               --------------

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

          19.  Abbreviations.
               -------------

          Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          20.  CUSIP Numbers.
               -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          21.  Governing Law.
               -------------

          The laws of the State of New York shall govern the Indenture and this Security and the Guarantee without regard to principles of conflicts of law.

          The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

             [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          The Guarantor(s) (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

          The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of such Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                              TRITON MANAGEMENT COMPANY, INC.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              TRITON PCS FINANCE COMPANY, INC.

                              By:_______________________________________________
                                 Name:
                                 Title:


                              TRITON PCS HOLDINGS COMPANY L.L.C.
                              TRITON PCS PROPERTY COMPANY L.L.C.
                              TRITON PCS EQUIPMENT COMPANY L.L.C.
                              TRITON PCS OPERATING COMPANY L.L.C.
                              TRITON PCS LICENSE COMPANY L.L.C.
                              TRITON PCS INVESTMENT COMPANY L.L.C.

                          By: TRITON MANAGEMENT COMPANY, INC.,
                                as Manager of each of the foregoing

                              By:_______________________________________________
                                 Name:
                                 Title:

                                ASSIGNMENT FORM

          If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________           Signed: _____________________________________
                                           (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee: ___________________________________________________________


                              SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: [_]

If you want to elect to have only part of this Security purchased by the Company, state the aggregate principal amount: $

Dated:  ___________      Your signature:_____________________________________
                                        (Sign exactly as name appears on the
                                        other side of this Security)

Signature Guarantee:_________________________________________________________

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

TRITON PCS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania  19312
Attention:  Chief Executive Officer
[Name and Address of Registrar]

     Re:  9-3/8% Senior Subordinated Notes due 2011

          Reference is hereby made to the Indenture, dated as of January 19, 2001 (the "Indenture"), between Triton PCS, Inc. (the "Company") and The Bank of
           ---------
New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ________________, (the "Transferor") owns and proposes to transfer the
                                  ----------
Security[s] specified in Annex A hereto in the principal amount of $___ in such Security[s] (the "Transfer"), to ________ (the "Transferee"), as further
                  --------                      ----------
specified in Annex A hereto. In the event that Transferor holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Transferred. In connection with the Transfer, the Transferor hereby certifies that:

1.  [_]   Check if Transferee will take an Interest in the 144A Global Security.
          ---------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act"), and, accordingly, the Transferor hereby further certifies that the
---
Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Security will be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

2.  [_]   Check if Transferee will take an Interest in the Regulation S Global
          --------------------------------------------------------------------
Security pursuant to Regulation S.  The Transfer is being effected pursuant to
---------------------------------
and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Security will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.

3.   [_]  Check and complete if Transferee will take delivery of a Restricted
          -------------------------------------------------------------------
Physical Security pursuant to Rule 144A or Regulation S. One or more of the
-------------------------------------------------------
events specified in Section 2.06(a) of the Indenture have occurred and the Transfer is being effected in compliance with the transfer restrictions applicable to Securities bearing the Securities Act Legend and pursuant to and in accordance with the Securities Act, and accordingly the Transferor hereby further certifies that (check one):

          (a)  [_]   such Transfer is being effected pursuant to and in
accordance with Rule 144A under the Securities Act and the Transferor certifies to the effect set forth in paragraph 1 above; or

          (b)  [_]   such Transfer is being effected pursuant to and in
accordance with Rule 904 under the Securities Act and the Transferor certifies to the effect set forth in paragraph 2 above.

4.   [_]  Check if Transferee will take an Interest in the Unrestricted Global
          --------------------------------------------------------------------
Security  The Transfer is being effected pursuant to and in accordance with Rule
--------
144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

5.   [_]  Check if Transferee will take an Interest in the Physical Global
          ----------------------------------------------------------------
Security that does not bear the Securities Act Legend One or more of the events
-----------------------------------------------------
specified in Section 2.06(a) of the Indenture have occurred and the Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                          ___________________________
                          [Insert Name of Transferor]

                          By:________________________
                              Name:
                              Title:

Dated: _________________

                        FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER

          1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)  [_]      Interests in the

               (i)  [_] 144A Global Security (CUSIP _____), or

               (ii) [_] Regulation S Global Security (ISIN _____).

          (b)  [_]      Physical Security.

2.  That the Transferee will hold:

                                  [CHECK ONE]

          (a)  [_]    Interests in the:

                     (i)   [_]  144A Global Security (CUSIP _____), or

                     (ii)  [_]  Regulation S Global Security (ISIN _____), or

                     (iii) [_]  Unrestricted Global Security (CUSIP _____); or

          (b)  [_]       Physical Securities that bear the Securities Act
                         Legend;

          (c)  [_]       Physical Securities that do not bear the Securities Act
                         Legend;

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

TRITON PCS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

Attention:

[Name and Address of Registrar]

     Re:  9-3/8% Senior Subordinated Notes due 2011

                 (CUSIP _______________)

          Reference is hereby made to the Indenture, dated as of January 19, 2001 (the "Indenture"), between Triton PCS, Inc. (the "Company") and The Bank of
           ---------
New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________, (the "Holder") owns and proposes to exchange the
                            ------
Security[s] specified herein, in the principal amount of $___ in such Security[s] (the "Exchange"). In the event Holder holds Physical Securities,
                  --------
this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Exchanged. In connection with the Exchange, the Holder hereby certifies that:

1. Exchange of Restricted Physical Securities or Interests in the Initial Global Security for Physical Securities that do not bear the Securities Act Legend or Unrestricted Global Securities

     (a)  [_] Check if Exchange is from Initial Global Securities to the
              ----------------------------------------------------------
Unrestricted Global Security. In connection with the Exchange of the Holder's
----------------------------
Initial Global Security to the Unrestricted Global Security in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Global Securities are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act")
                                                             --------------
and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (b)  [_] Check if Exchange is from Restricted Physical Securities to an
              --------------------------------------------------------------
Interest in the Unrestricted Global Security. In connection with the Holder's
--------------------------------------------
Exchange of Restricted Physical Securities for Interest in the Unrestricted Global Security, (i) the Interest in the Unrestricted Global Security are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (c)  [_] Check if Exchange is from Restricted Physical Securities to
              -----------------------------------------------------------
Physical Securities that do not bear the Securities Act Legend. In connection
--------------------------------------------------------------
with the Holder's Exchange of a Restricted Physical Security for Physical Securities that do not bear the Securities Act Legend, the Holder hereby certifies (i) the

Physical Securities that do not bear the Securities Act Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) one or more of the events specified in Section 2.06(a) of the Indenture have occurred.

2.       [_]    Check if Exchange is from Restricted Physical Securities to
                -----------------------------------------------------------
Interests in an Initial Global Security.  In connection with the Exchange of the
---------------------------------------
Holder's Restricted Physical Security for interests in an Initial Global Security [[CHECK ONE] 144A Global Security, Regulation S Global Security], with an equal principal amount, (i) the interests in the Initial Global Security are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Security and pursuant to and in accordance with the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Initial Global Security issued will be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Initial Global Securities and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                   ______________________________________
                                   [Insert Name of Holder]


                                   By: __________________________________
                                        Name:
                                        Title:


Dated: ____________________